As filed with the Securities and Exchange Commission on May 9, 2005
Registration No. 333-104490

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO
FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THE SCOTTS MIRACLE-GRO COMPANY

(Exact name of registrant as specified in its charter)

Ohio	31-1414921

(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

14111 Scottslawn Road, Marysville, Ohio	43041

(Address of Principal Executive Offices)	(Zip Code)

The Scotts Miracle-Gro Company
2003 Stock Option and Incentive Equity Plan
(Full title of the plan)

Copy to:
David M. Aronowitz, Esq.	Elizabeth Turrell Farrar, Esq.
The Scotts Miracle-Gro Company	Vorys, Sater, Seymour and Pease LLP
14111 Scottslawn Road	52 East Gay Street
Marysville, Ohio 43041	P.O. Box 1008
(Name and address of agent for service)	Columbus, Ohio 43216-1008

(937) 644-0011

(Telephone number, including area code, of agent for service)

EXPLANATORY NOTE AND
ADOPTION OF PREDECESSOR ISSUER’S REGISTRATION STATEMENT

     This Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (this “Post-Effective Amendment No. 1”), is being filed by The Scotts Miracle-Gro Company, an Ohio corporation (“Scotts Miracle-Gro” or the “Registrant”), as the public company successor to The Scotts Company, an Ohio corporation (“Scotts”).

     On March 18, 2005 (the “Effective Time”), Scotts consummated the restructuring of Scotts’ corporate structure into a holding company structure by merging Scotts into a newly-created, wholly-owned, second-tier Ohio limited liability company subsidiary, The Scotts Company LLC (“Scotts LLC”), pursuant to an Agreement and Plan of Merger, dated as of December 13, 2004, by and among Scotts, Scotts LLC and Scotts Miracle-Gro. This merger is referred to in this Post-Effective Amendment No. 1 as the “Restructuring Merger.”

     Upon consummation of the Restructuring Merger, each of Scotts’ common shares, without par value (the “Scotts Common Shares”), issued and outstanding immediately prior to the Effective Time was automatically converted into one fully paid and nonassessable common share, without par value, of Scotts Miracle-Gro (the “Scotts Miracle-Gro Common Shares”). Also, the entire class of Scotts Miracle-Gro Common Shares became registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in accordance with Rule 12g-3 under the Exchange Act. As a result of the Restructuring Merger, Scotts Miracle-Gro is the new parent holding company and the public company successor to Scotts. Scotts LLC is the successor to Scotts and is a direct, wholly-owned subsidiary of Scotts Miracle-Gro.

     As of the Effective Time, Scotts Miracle-Gro assumed The Scotts Company 2003 Stock Option and Incentive Equity Plan (the “2003 Plan”) as well as all obligations of Scotts under the 2003 Plan, including the outstanding options, stock appreciation rights, restricted stock awards and stock units granted pursuant to the 2003 Plan. As part of the Restructuring Merger:

•	Each option to purchase Scotts Common Shares granted under the 2003 Plan which was outstanding immediately prior to the Effective Time was converted into and became an option to purchase the same number of Scotts Miracle-Gro Common Shares as the number of Scotts Common Shares which were subject to such option immediately prior to the Effective Time, at the same exercise price per share and upon the same terms and subject to the same conditions as were in effect at the Effective Time.

•	Each stock appreciation right covering Scotts Common Shares granted under the 2003 Plan which was outstanding immediately prior to the Effective Time was converted into and became a stock appreciation right covering the same number of Scotts Miracle-Gro Common Shares as the number of Scotts Common Shares which were subject to such stock appreciation right immediately prior to the Effective Time, at the same exercise price per share and upon the same terms and subject to the same conditions as were in effect at the Effective Time.

•	Each restricted stock award covering Scotts Common Shares granted under the 2003 Plan which was outstanding immediately prior to the Effective Time was converted into and became a restricted stock award covering the same number of Scotts Miracle-Gro Common Shares as the number of Scotts Common Shares which were subject to such restricted stock award immediately prior to the Effective Time, upon the same terms and subject to the same conditions as were in effect at the Effective Time.

•	The Scotts Common Shares attributable to accounts of directors of Scotts (who became directors of Scotts Miracle-Gro following the Restructuring Merger) holding stock units received under the 2003 Plan immediately prior to the Effective Time were converted into the same number of Scotts Miracle-Gro Common Shares and those Scotts Miracle-Gro Common Shares are attributable to the accounts of those directors upon the same terms and subject to the same conditions as were in effect at the Effective Time.

     All provisions of the 2003 Plan remain the same following the Restructuring Merger, except that the 2003 Plan has been amended to replace references to “The Scotts Company” with references to “The Scotts Miracle-Gro Company” and to change the name of the 2003 Plan from “The Scotts Company 2003 Stock Option and Incentive Equity Plan” to “The Scotts Miracle-Gro Company 2003 Stock Option and Incentive Equity Plan.” From and after the Effective Time, all awards under the 2003 Plan will be made with respect to Scotts Miracle-Gro Common Shares.

     The Restructuring Merger was approved by the shareholders of Scotts at the Annual Meeting of Shareholders held on January 27, 2005. Prior to the Restructuring Merger, Scotts Miracle-Gro had engaged in no activities other than those incident to the restructuring and had no assets or liabilities other than nominal assets and liabilities.

     Pursuant to Rule 414(d) under the Securities Act of 1933, as amended (the “Securities Act”), Scotts Miracle-Gro, as the successor issuer to Scotts, hereby adopts Scotts’ Registration Statement on Form S-8 (Registration No. 333-104490), which Registration Statement is applicable to the securities issuable under the 2003 Plan, as the Registration Statement of Scotts Miracle-Gro for all purposes of the Securities Act and the Exchange Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     Scotts Miracle-Gro hereby incorporates into this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (the “Registration Statement”) the following documents filed by the Scotts Miracle-Gro and Scotts with the Securities and Exchange Commission (the “Commission”):

•	The Annual Report on Form 10-K of Scotts for the fiscal year ended September 30, 2004.

•	The Quarterly Report on Form 10-Q of Scotts for the quarterly period ended January 1, 2005.

•	The Current Reports on Form 8-K filed by Scotts with the Commission on November 19, 2004, December 8, 2004 (as subsequently amended by the Current Report on Form 8-K/A filed with the Commission on December 17, 2004) and February 2, 2005.

•	The Current Report on Form 8-K filed by Scotts Miracle-Gro with the Commission on March 24, 2005.

•	The description of Scotts Miracle-Gro Common Shares contained in the Scotts Miracle-Gro’s Current Report on Form 8-K filed with the Commission on March 24, 2005.

     Any definitive proxy statement or information statement filed by Scotts Miracle-Gro pursuant to the Exchange Act, and all documents which may be filed by Scotts Miracle-Gro with the Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the completion of the offering contemplated by the 2003 Plan, shall also be deemed to be incorporated herein by reference and to be made a part hereof from the date of filing of such documents. Information furnished by Scotts Miracle-Gro under any Current Report on Form 8-K is not incorporated by reference in this Registration Statement.

Item 4. Description of Securities.

     Not Applicable.

Item 5. Interests of Named Experts and Counsel.

     Not Applicable.

Item 6. Indemnification of Directors and Officers.

     Section 14.05 of the 2003 Plan provides for indemnification of the Registrant’s Board of Directors (the “Board”) and the Compensation and Organization Committee (the “Committee”) which administers the 2003 Plan as follows:

     14.05 INDEMNIFICATION. Each individual who is or was a member of the Committee or of the Board will be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be made a party or in which he or she may be involved by reason of any action taken or failure to take action under the Plan as a Committee member and against and from any and all amounts paid, with the Company’s approval, by him or her in settlement of any matter related to or arising from the Plan as a Committee member or paid by him or her in satisfaction of any judgment in any action, suit or proceeding relating to or arising from the Plan against him or her as a Committee member, but only if he or she gives the Company an opportunity, at its own expense, to handle and defend the matter before he or she undertakes to handle and defend it in his or her own behalf. The right of indemnification described in this section is not exclusive and is independent of any other rights of indemnification to which the individual may be entitled under the Company’s organizational documents, by contract, as a matter of law or otherwise. The foregoing right of indemnification is not exclusive and is independent of any other rights of indemnification to which the person may be entitled under the Company’s organizational documents, by contract, as a matter of law or otherwise.

     Article Five of the Code of Regulations of the Registrant governs the indemnification of officers and directors of the Registrant. Article Five provides:

     Section 5.01. Mandatory Indemnification. The corporation shall indemnify any officer or director of the corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action threatened or instituted by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager or agent of another corporation (domestic or foreign, nonprofit or for profit), limited liability company, partnership, joint venture, trust or other enterprise, against expenses (including, without limitation, attorneys’ fees, filing fees, court reporters’ fees and transcript costs), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. A person claiming indemnification under this Section 5.01 shall be presumed, in respect of any act or omission giving rise to such claim for indemnification, to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal matter, to have had no reasonable cause to believe his conduct was unlawful, and the termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, rebut such presumption.

     Section 5.02. Court-Approved Indemnification. Anything contained in the Regulations or elsewhere to the contrary notwithstanding:

     (A) the corporation shall not indemnify any officer or director of the corporation who was a party to any completed action or suit instituted by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager or agent of another corporation (domestic or foreign, nonprofit or for profit), limited liability company, partnership, joint venture, trust or other enterprise, in respect of any claim, issue or matter asserted in such action or suit as to which he shall have been adjudged to be liable for acting with reckless disregard for the best interests of the corporation or misconduct (other than negligence) in the performance of his duty to the corporation unless and only to the extent that the Court of Common Pleas of Union County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances of the case, he is fairly and reasonably entitled to such indemnity as such Court of Common Pleas or such other court shall deem proper; and

     (B) the corporation shall promptly make any such unpaid indemnification as is determined by a court to be proper as contemplated by this Section 5.02.

     Section 5.03. Indemnification for Expenses. Anything contained in the Regulations or elsewhere to the contrary notwithstanding, to the extent that an officer or director of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.01, or in defense of any claim, issue or matter therein, he shall be promptly indemnified by the corporation against expenses (including, without limitation, attorneys’ fees, filing fees, court reporters’ fees and transcript costs) actually and reasonably incurred by him in connection therewith.

     Section 5.04. Determination Required. Any indemnification required under Section 5.01 and not precluded under Section 5.02 shall be made by the corporation only upon a determination that such indemnification of the officer or director is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 5.01. Such determination may be made only (A) by a majority vote of a quorum consisting of directors of the corporation who were not and are not parties to, or threatened with, any such action, suit or proceeding, or (B) if such a quorum is not obtainable or if a majority of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation, or any person to be indemnified, within the past five years, or (C) by the shareholders, or (D) by the Court of Common Pleas of Union County, Ohio or (if the corporation is a party thereto) the court in which such action, suit or proceeding was brought, if any; any such determination may be made by a court under division (D) of this Section 5.04 at any time [including, without limitation, any time before, during or after the time when any such determination may be requested of, be under consideration by or have been denied or disregarded by the disinterested directors under division (A) or by independent legal counsel under division (B) or by the shareholders under division (C) of this Section 5.04]; and no failure for any reason to make any such determination, and no decision for any reason to deny any such determination, by the disinterested directors under division (A) or by independent legal counsel under division (B) or by shareholders under division (C) of this Section 5.04 shall be evidence in rebuttal of the presumption recited in Section 5.01. Any determination made by the disinterested directors under division (A) or by independent legal counsel under division (B) of this Section 5.04 to make indemnification in respect of any claim, issue or matter asserted in an action or suit threatened or brought by or in the right of the corporation shall be promptly communicated to the person who threatened or brought such action or suit, and within ten days after receipt of such notification such person shall have the right to petition the Court of Common Pleas of Union County, Ohio or the court in which such action or suit was brought, if any, to review the reasonableness of such determination.

     Section 5.05. Advances for Expenses. Expenses (including, without limitation, attorneys’ fees, filing fees, court reporters’ fees and transcript costs) incurred in defending any action, suit or proceeding referred to in Section 5.01 shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding to or on behalf of the officer or director promptly as such expenses are incurred by him, but only if such officer or director shall first agree, in writing, to repay all amounts so paid in respect of any claim, issue or other matter asserted in such action, suit or proceeding in defense of which he shall not have been successful on the merits or otherwise:

     (A) if it shall ultimately be determined as provided in Section 5.04 that he is not entitled to be indemnified by the corporation as provided under Section 5.01; or

     (B) if, in respect of any claim, issue or other matter asserted by or in the right of the corporation in such action or suit, he shall have been adjudged to be liable for acting with reckless disregard for the best interests of the corporation or misconduct (other than negligence) in the performance of his duty to the corporation, unless and only to the extent that the Court of Common Pleas of Union County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances, he is fairly and reasonably entitled to all or part of such indemnification.

     Section 5.06. Article FIVE Not Exclusive. The indemnification provided by this Article FIVE shall not be exclusive of, and shall be in addition to, any other rights to which any person seeking indemnification may be entitled under the Articles or the Regulations or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an officer or director of the corporation and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     Section 5.07. Insurance. The corporation may purchase and maintain insurance or furnish similar protection, including but not limited to, trust funds, letters of credit, or self-insurance, on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager or agent of another corporation (domestic or foreign, nonprofit or for profit), limited liability company, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the obligation or the power to indemnify him against such liability under the provisions of this Article FIVE. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

     Section 5.08. Certain Definitions. For purposes of this Article FIVE, and as examples and not by way of limitation:

     (A) A person claiming indemnification under this Article FIVE shall be deemed to have been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.01, or in defense of any claim, issue or other matter therein, if such action, suit or proceeding shall be terminated as to such person, with or without prejudice, without the entry of a judgment or order against him, without a conviction of him, without the imposition of a fine upon him and without his payment or agreement to pay any amount in settlement thereof (whether or not any such termination is based upon a judicial or other determination of the lack of merit of the claims made against him or otherwise results in a vindication of him); and

     (B) References to an “other enterprise” shall include employee benefit plans; references to a “fine” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” within the meaning of that term as used in this Article FIVE.

     Section 5.09. Venue. Any action, suit or proceeding to determine a claim for indemnification under this Article FIVE may be maintained by the person claiming such indemnification, or by the corporation, in the Court of Common Pleas of Union County, Ohio. The corporation and (by claiming such indemnification) each such person consent to the exercise of jurisdiction over its or his person by the Court of Common Pleas of Union County, Ohio in any such action, suit or proceeding.

        Division (E) of Section 1701.13 of the Ohio Revised Code addresses indemnification by an Ohio corporation and provides as follows:

     (E)(1) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses including attorney’s fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

     (2) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:

     (a) Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

     (b) Any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Revised Code.

     (3) To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

     (4) Any indemnification under division (E)(1) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in division (E)(l) or (2) of this section. Such determination shall be made as follows:

     (a) By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division (E)(1) or (2) of this section;

     (b) If the quorum described in division (E)(4)(a) of this section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;

     (c) By the shareholders;

     (d) By the court of common pleas or the court in which the action, suit, or proceeding referred to in division (E)(1) or (2) of this section was brought.

     Any determination made by the disinterested directors under division (E)(4)(a) or by independent legal counsel under division (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of this section, and, within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

     (5)(a) Unless at the time of a director’s act or omission that is the subject of an action, suit, or proceeding referred to in division (E)(1) or (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E)(1) or (2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorney’s fees, incurred by a director in defending the action, suit, or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following:

     (i) Repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;

     (ii) Reasonably cooperate with the corporation concerning the action, suit, or proceeding.

     (b) Expenses, including attorney’s fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the corporation.

     (6) The indemnification authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     (7) A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

     (8) The authority of a corporation to indemnify persons pursuant to division (E)(1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5), (6), and (7) of this section. Divisions (E)(1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5), (6), or (7).

     (9) As used in division (E) of this section, “corporation” includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.

     The Registrant has purchased insurance coverage under a policy which insures directors and officers against certain liabilities which might be incurred by them in such capacity.

Item 7. Exemption from Registration Claimed.

     Not Applicable.

Item 8. Exhibits.

     See the Index to Exhibits attached hereto and beginning at page 15.

Item 9. Undertakings.

A.	The undersigned Registrant hereby undertakes:

(l)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 of this Part II, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

[Remainder of page intentionally left blank; signatures on following page.]

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marysville, State of Ohio, on the 9th day of May, 2005.

THE SCOTTS MIRACLE-GRO COMPANY

By:	/s/ James Hagedorn

James Hagedorn, President, Chief Executive Officer and Chairman of the Board

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated on May 9, 2005.

Signature	Title

/s/ *Mark R. Baker	Director
Mark R. Baker

/s/ *Lynn J. Beasley	Director
Lynn J. Beasley

/s/ *Gordon F. Brunner	Director
Gordon F. Brunner

/s/ *Arnold W. Donald	Director
Arnold W. Donald

/s/ *Joseph P. Flannery	Director
Joseph P. Flannery

/s/James Hagedorn	President, Chief Executive Officer
James Hagedorn	and Chairman of the Board (Principal
Executive Officer) and Director

/s/ *Katherine Hagedorn Littlefield	Director
Katherine Hagedorn Littlefield

/s/Christopher L. Nagel	Executive Vice President and
Christopher L. Nagel	Chief Financial Officer (Principal Financial
Officer and Principal Accounting Officer)

Signature	Title

/s/ *Patrick J. Norton	Director
Patrick J. Norton

/s/ *Stephanie M. Shern	Director
Stephanie M. Shern

/s/ *John M. Sullivan	Director
John M. Sullivan

*By James Hagedorn pursuant to Powers of Attorney executed by the directors and executive officers identified above, which Powers of Attorney have been filed with the Securities and Exchange Commission as exhibits to this Post-Effective Amendment No. 1 to Registration Statement on Form S-8.

/s/ James Hagedorn
James Hagedorn, Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit No.	Description	Location
4.1	Initial Articles of Incorporation of The Scotts Miracle-Gro Company as filed with the Ohio Secretary of State on November 22, 2004	Incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K of The Scotts Miracle-Gro Company dated and filed with the Securities and Exchange Commission on March 24, 2005 (File No. 1-13292) (the “March 24, 2005 Form 8-K”)

4.2	Certificate of Amendment by Shareholders to Articles of Incorporation of The Scotts Miracle-Gro Company as filed with the Ohio Secretary of State on March 18, 2005	Incorporated herein by reference to Exhibit 3.2 to the March 24, 2005 Form 8-K (File No. 1-13292)

4.3	Code of Regulations of The Scotts Miracle-Gro Company	Incorporated herein by reference to Exhibit 3.3 to the March 24, 2005 Form 8-K (File No. 1-13292)

5.1	Opinion of Vorys, Sater, Seymour and Pease LLP regarding legality	Filed herewith

10.1	First Amendment to The Scotts Miracle-Gro Company 2003 Stock Option and Incentive Equity Plan	Filed herewith

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm	Filed herewith

23.2	Consent of Vorys, Sater, Seymour and Pease LLP	Filed as part of Exhibit 5.1

24.1	Powers of Attorney of Executive Officers and Directors of The Scotts Miracle-Gro Company	Filed herewith